BIOHAVEN ANNOUNCES PRELIMINARY 4Q2020 NET PRODUCT REVENUE FOR NURTEC® ODT

- NURTEC® ODT achieved preliminary net product revenue of approximately $35 million for the fourth quarter of 2020, representing an approximately 98% increase from the prior quarter

NEW HAVEN, Conn., January 25, 2021/PRNewswire/ --- Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN; the “Company” or “Biohaven”), a biopharmaceutical company with a portfolio of innovative, late-stage product candidates today announced preliminary net product revenue of NURTEC ODT (rimegepant) for the fourth quarter of 2020.

Based on preliminary unaudited financial information, the Company reported $35 million in net product revenue from sales of NURTEC ODT in the fourth quarter of 2020. Net product revenue increased by approximately 98% from the previous quarter. Total prescriptions of NURTEC ODT for the full year 2020 were over 337,000, with over 24,000 unique prescribers. There were no material changes in channel inventory between third and fourth quarter.

The foregoing information reflects the Company’s estimate with respect to net product revenue for NURTEC ODT based on currently available information which is preliminary and unaudited, is not a comprehensive statement of the Company’s financial results and is subject to completion of the Company’s financial closing procedures. The Company’s final results that will be issued upon completion of its closing procedures may vary from these preliminary estimates.

Vlad Coric, M.D., Chief Executive Officer of Biohaven commented, “The launch of NURTEC ODT continues to build strong momentum, despite continued headwinds from the pandemic, as reflected by strong fourth quarter net product revenue. We continue to hear positive feedback from patients and physicians regarding the important role that NURTEC ODT is playing in the acute treatment of migraine. The impressive market growth of NURTEC ODT reflects the significant unmet need that exists for patients suffering from the debilitating effects of acute migraine, our strong commercial and managed markets team, and the differentiated product label compared to competitors. We’re proud of our commercial and R&D team members who have been dedicated to delivering this important medication to patients despite the challenges of the past year.”
BJ Jones, Chief Commercial Officer, added, “Even in the unprecedented market conditions of a global pandemic, our commercial team remained committed to the needs of patients suffering from migraine, creating demand and access to NURTEC ODT significantly outperforming our initial volume projections during the first three quarters of launch. We look forward to continuing to grow the market for NURTEC ODT in the acute treatment of migraine, especially as in-market dynamics improve as the vaccines roll out and the impact of the COVID-19 pandemic is expected to attenuate later this year.”
Rimegepant was approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine in February 2020, with commercial launch commencing the second week of March. Rimegepant is marketed as NURTEC ODT, and is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in an orally disintegrating tablet (ODT) designed for rapid onset of action and sustained efficacy for 48 hours.

About Biohaven
Biohaven is a commercial-stage biopharmaceutical company with a portfolio of innovative, best-in-class therapies to improve the lives of patients with debilitating neurological and neuropsychiatric diseases, including rare disorders. Biohaven's neuroinnovation portfolio includes FDA-approved NURTEC ODT (rimegepant) for the acute treatment of migraine and a broad pipeline of late-stage product candidates across three distinct mechanistic platforms: CGRP receptor antagonism for the acute and preventive treatment of migraine; glutamate modulation for obsessive-compulsive disorder and spinocerebellar ataxia; and myeloperoxidase (MPO) inhibition for multiple system atrophy and amyotrophic lateral sclerosis. More information about Biohaven is available at www.biohavenpharma.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties, including statements that are based on the current expectations and assumptions of the Company's management. All statements, other than statements of historical facts, included in this press release regarding the Company's business and product candidate plans and objectives are forward-looking statements. Forward-looking statements include those related to: the preliminary nature of net product revenues for NURTEC ODT, commercialization and sales of NURTEC ODT and the potential approval and commercialization of other product candidates, the effect of the ongoing COVID-19 pandemic on Biohaven, the expected timing, commencement and outcomes of Biohaven's planned and ongoing clinical trials, the timing of planned interactions and filings with the FDA, the timing and outcome of expected regulatory filings, including the need for any REMS or Advisory Committee meetings, the potential for Biohaven's product candidates to be first in class or best in class therapies and the effectiveness and safety of Biohaven's product candidates. The use of certain words, including "believe", "continue", "may", "on track", "expects" and "will" and similar expressions, are intended to identify forward-looking statements. Various important factors could cause actual results or events to differ materially from those that may be expressed or implied by our forward-looking statements. Additional important factors to be considered in connection with forward-looking statements are described in the "Risk Factors" section of Biohaven's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020 and Biohaven's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the Securities and Exchange Commission on November 9, 2020. The forward-looking statements are made as of this date and Biohaven does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About NURTEC ODT

NURTEC® ODT (rimegepant) is the first and only calcitonin gene-related peptide (CGRP) receptor antagonist available in a quick-dissolve ODT formulation that is approved by the U.S. Food and Drug Administration (FDA) for the acute treatment of migraine in adults. The activity of the neuropeptide CGRP is thought to play a causal role in migraine pathophysiology. NURTEC ODT is a CGRP receptor antagonist that works by reversibly blocking CGRP receptors, thereby inhibiting the biologic activity of the CGRP neuropeptide. The recommended dose of NURTEC ODT is 75 mg, taken as needed, up to once daily. The safety of treating up to 15 migraines in a 30-day period has been established. For more information about NURTEC ODT, visit www.nurtec.com.

About Migraine
Nearly 40 million people in the U.S. suffer from migraine and the World Health Organization classifies migraine as one of the 10 most disabling medical illnesses. Migraine is characterized by debilitating attacks lasting four to 72 hours with multiple symptoms, including pulsating headaches of moderate to severe pain intensity that can be associated with nausea or vomiting, and/or sensitivity to sound (phonophobia) and sensitivity to light (photophobia). There is a significant unmet need for new acute treatments as more than 90 percent of migraine sufferers are unable to work or function normally during an attack.

About CGRP Receptor Antagonism
Small molecule CGRP receptor antagonists represent a novel class of drugs for the treatment of migraine. This unique mode of action potentially offers an alternative to current agents, particularly for patients who have contraindications to the use of triptans, or who have a poor response to triptans or are intolerant to them.

Indication
NURTEC ODT is indicated for the acute treatment of migraine with or without aura in adults.

Limitations of Use
NURTEC ODT is not indicated for the preventive treatment of migraine.

Important Safety Information
Contraindications: Hypersensitivity to NURTEC ODT or any of its components.

Warnings and Precautions: If a serious hypersensitivity reaction occurs, discontinue NURTEC ODT and initiate appropriate therapy.  Serious hypersensitivity reactions have included dyspnea and rash, and can occur days after administration.

Adverse Reactions: The most common adverse reaction was nausea (2% in patients who received NURTEC ODT compared to 0.4% in patients who received placebo). Hypersensitivity, including dyspnea and rash, occurred in less than 1% of patients treated with NURTEC ODT.

Drug Interactions: Avoid concomitant administration of NURTEC ODT with strong inhibitors of CYP3A4, strong or moderate inducers of CYP3A or inhibitors of P-gp or BCRP. Avoid another dose of NURTEC ODT within 48 hours when it is administered with moderate inhibitors of CYP3A4.

Use in Specific Populations:
1.Pregnant/breast feeding: It is not known if NURTEC ODT can harm an unborn baby or if it passes into breast milk.
2.Hepatic impairment: Avoid use of NURTEC ODT in persons with severe hepatic impairment.
3.Renal impairment: Avoid use in patients with end-stage renal disease.

Please click here for full Prescribing information.

You are encouraged to report side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088 or report side effects to Biohaven at 1-833-4Nurtec.

Please click here for full Prescribing information and Patient Information.

Biohaven Contact
Dr. Vlad Coric
Chief Executive Officer
Vlad.Coric@biohavenpharma.com

For Media
Mike Beyer
Sam Brown Inc.
mikebeyer@sambrown.com
312-961-2502

NURTEC and NURTEC ODT are registered trademarks of Biohaven Pharmaceutical Ireland DAC.

SOURCE Biohaven Pharmaceutical Holding Company Ltd.

Related Links
http://biohavenpharma.com